Exhibit 99.1

Investor Contact	Media Contact

Patricia Figueroa	Shona Sabnis

(212) 836-2758	(212) 836-2626

Patricia.Figueroa@arconic.com	Shona.Sabnis@arconic.com

Klaus Kleinfeld Steps Down as Chair and CEO of Arconic

David P. Hess, Arconic Board Member, Appointed to Serve as Interim CEO

Patricia F. Russo, Lead Director, Appointed to Serve as Interim Chair

NEW YORK, April 17, 2017 – Arconic (NYSE: ARNC) today announced that Klaus Kleinfeld, by mutual agreement with the Arconic Board of Directors, has stepped down as Chair and Chief Executive Officer of Arconic and has resigned as a Board member.

David P. Hess, a current Board member, has been appointed as Interim CEO of Arconic and will remain on the Board. Mr. Hess has decades of experience in leading aerospace and industrial businesses. Patricia F. Russo, Arconic’s current Lead Director, has been appointed as Interim Chair of the Board. Ms. Russo has served on the Board since 2008 and has been serving as Lead Director since 2015.

“The Board is focused on hiring a world-class CEO to lead Arconic into its next chapter. We are focused on ensuring a smooth leadership transition for our customers, employees and many stakeholders,” said Ms. Russo. “The Board is deeply grateful to Klaus Kleinfeld for his dedication and service as Chair and CEO of Arconic, and previously of Alcoa Inc., and appreciates his assistance with this transition. Klaus led a complex and highly successful transformation of Alcoa Inc. that culminated in the launch of two strong, standalone companies – Alcoa Corporation and Arconic. Today, Arconic is a leading advanced manufacturer of highly engineered products with strong market positions.”

Mr. Kleinfeld said, “I have had the honor and the privilege of working with so many talented and dedicated colleagues at Alcoa Inc. and now at Arconic. Together we have accomplished a lot. Today, Arconic is well positioned for the next phase. I am committed to supporting David and the Board through this transition phase.”

Ms. Russo continued, “We are fortunate to have a proven leader of David Hess’s caliber to step into the CEO role on an interim basis while the Board conducts its search process for a permanent CEO. We are confident that David’s abilities and experience will ensure a smooth transition for the benefit of all of our stakeholders.”

Mr. Hess said, “I look forward to working closely with the Board, senior leadership team and our dedicated and hard-working employees. Klaus and the Arconic team have built a great company and over the coming months my focus will be on continuing to serve our customers seamlessly, and deliver for our shareholders.”

Mr. Kleinfeld stepped down as Chair and CEO by mutual agreement after the Board learned that, without consultation with or authorization by the Board, he had sent a letter directly to a senior officer of Elliott Management that the Board determined showed poor judgment.

Importantly, this decision was not made in response to the proxy fight or Elliott Management’s criticisms of the Company’s strategy, leadership or performance and is not in any way related to the financials or records of the Company. The Board continues to believe that under Mr. Kleinfeld’s leadership, the Company successfully executed a transformative vision and improved business performance amid a complex market environment, and the Board reaffirms the strategy developed under Mr. Kleinfeld’s leadership and shared with our investors, customers and employees.

Elliott Management’s central objective – a CEO change – has been realized at Arconic. With the completion of Arconic’s transformative separation transaction last November, the substantial refreshment of its Board composition with seven of its twelve directors having joined the Board since the beginning of last year, and now the departure of Mr. Kleinfeld as CEO and Chair of the Board, it is clear that the Company has recently undergone a tremendous amount of change. It is Elliott Management’s decision whether to continue to burden Arconic and its shareholders with its highly disruptive and distracting proxy fight, or to support Arconic in facilitating an effective CEO search and a strong transition.

About David P. Hess

David P. Hess joined the Arconic Board in March 2017. He has served in numerous leadership roles over his 38-year career at United Technologies Corporation (UTC) including his most recent position as UTC Executive Vice President and Chief Customer Officer for Aerospace, held from January 2015 through January 2017. Previously, Mr. Hess served as President of Pratt & Whitney from January 2009 through January 2014, where he was responsible for the company’s global operations in the design, manufacture and service of aircraft engines for commercial and military aircraft. He joined Pratt & Whitney after four years as President of Hamilton Sundstrand, the UTC business where he began his professional career in 1979. Mr. Hess was a 10-year member on the Aerospace Industries Association (AIA) Board of Governors Executive Committee, serving as Chairman in 2012. Mr. Hess is a Fellow of the Royal Aeronautical Society. He holds a bachelor’s degree in physics from Hamilton College and a bachelor’s and master’s degree in electrical engineering from Rensselaer Polytechnic Institute. He was awarded an MIT Sloan Fellowship in 1989 and earned a master’s degree in management in 1990.

About Patricia F. Russo

Ms. Russo has served on the Arconic Board as Lead Director since the Company was launched as a standalone entity after the separation of Alcoa Inc. Ms. Russo joined the Alcoa Inc. board in 2008 and was appointed Lead Director in 2015. Ms. Russo is Chair of Hewlett Packard Enterprise Company. Ms. Russo was the Chief Executive Officer of Alcatel Lucent, a large global communications company, from December 2006 to September 2008. She served as Chair of Lucent Technologies Inc. from 2003 to 2006 and as its Chief Executive Officer and President from 2002 to 2006, during which time she led the company through one of the most challenging periods in the telecommunications sector’s history. She led the company’s return to profitability and growth after the telecom industry downturn and later led the company through its strategic merger with Alcatel. Ms. Russo was Chair of Avaya Inc. from December 2000, until she joined Lucent as Chief Executive Officer in January 2002. She has been recognized multiple times for her business achievements as one of Fortune’s “Most Powerful Women” and as one of Time’s “100 Most Influential People”.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensures customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.